Exhibit 99.1

Press Release Release date: August 1, 2024

Uniti Group Inc. Reports Second Quarter 2024 Results

Second Quarter Consolidated Bookings Monthly Recurring Revenue of $1.1 Million Increased Approximately 50% From Prior Year

Updates 2024 Outlook

•	Net Income of $18.3 Million for the Second Quarter

•	Net Income of $0.07 Per Diluted Common Share for the Second Quarter

•	AFFO of $0.34 Per Diluted Common Share for the Second Quarter

LITTLE ROCK, Ark., August 1, 2024 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the second quarter 2024.

“Uniti reported another quarter of solid results fueled by strong demand for its mission critical fiber infrastructure. Approximately 40% of our consolidated bookings during the quarter, the highest level since 2022, was driven by Hyperscalers and Generative AI demand, and we expect that growth to continue. Our core recurring strategic fiber business grew 3% in the second quarter of 2024 when compared to the second quarter of 2023, while net success-based capital intensity at Uniti Fiber during the quarter declined to 27% from 44% in the second quarter of 2023,” commented President and Chief Executive Officer, Kenny Gunderman.

Mr. Gunderman continued, “We continue to make significant progress on our recently announced transformational merger with Windstream, and remain on track to close the transaction by the second half of 2025. As a combined company, we will continue our disciplined growth trajectory while expanding our fiber network into Tier II and III markets, and significantly improving our overall financial profile. The demand for both commercial and residential fiber has never been greater and Uniti is well positioned to capture this growth potential going forward.”

QUARTERLY RESULTS

Consolidated revenues for the second quarter of 2024 were $294.9 million. Net income and Adjusted EBITDA were $18.3 million and $236.7 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 80%. Net income attributable to common shares was $17.6 million for the period. AFFO attributable to common shareholders was $92.3 million, or $0.34 per diluted common share.

Uniti Fiber contributed $76.7 million of revenues and $31.1 million of Adjusted EBITDA for the second quarter of 2024, achieving Adjusted EBITDA margins of approximately 40%. Uniti Fiber’s net success-based capital expenditures during the quarter were $20.8 million.

Uniti Leasing contributed revenues of $218.3 million and Adjusted EBITDA of $210.9 million for the second quarter. During the quarter, Uniti Leasing deployed capital expenditures of $69.6 million, including $65.3 million of GCI capex.

FINANCING TRANSACTIONS

On May 17, 2024, Uniti closed on the issuance of $300 million of additional senior secured notes due February 2028 (the “Additional 2028 Notes”). The Additional 2028 Notes bear interest of 10.50% and were issued at 103.00% of their principal amount. The proceeds from the offering are expected to be used for general corporate purposes, including funding a portion of the cash consideration payable in connection with the previously announced merger with Windstream.

LIQUIDITY

At quarter-end, the Company had approximately $618.8 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement. The Company’s leverage ratio at quarter-end was 5.97x based on net debt to second quarter 2024 annualized Adjusted EBITDA, excluding the debt and Adjusted EBITDA impact from the ABS loan facility.

UPDATED FULL YEAR 2024 OUTLOOK

The Company is updating its 2024 outlook primarily for business unit level revisions, recent financing transactions, and transaction related and other costs incurred to date. Our outlook excludes any impact from the expected merger with Windstream, future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s consolidated outlook for 2024 is as follows (in millions):

	Full Year 2024
Revenue	$1,154	to	$1,174
Net income attributable to common shareholders	98	to	118
Adjusted EBITDA (1)	930	to	950
Interest expense, net (2)	514	to	514

Attributable to common shareholders:
FFO (1)	301	to	321
AFFO (1)	353	to	373

Weighted-average common shares outstanding – diluted	285	to	285

(1) See “Non-GAAP Financial Measures” below. (2) See “Components of Interest Expense” below.

CONFERENCE CALL

Uniti will hold a conference call today to discuss the announced merger with Windstream and this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will also be made available on the Investor Relations website.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry. As of June 30, 2024, Uniti owns approximately 142,000 fiber route miles, 8.6 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

NO OFFER OR SOLICITATION

This communication and the information contained in it are provided for information purposes only and are not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to sell or solicitation of an offer to buy, or an invitation or recommendation to subscribe for, acquire or buy securities of Uniti, Windstream Holdings II (Windstream”) or Windstream Parent, Inc., the proposed combined company following the closing of the Merger (as defined below) (“New Uniti”) or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the contemplated merger (the “Merger”), New Uniti has filed a registration statement on Form S-4 with the SEC that contains a proxy statement/prospectus and other documents, which has not yet become effective. Once effective, Uniti will mail the proxy statement/prospectus contained in the Form S-4 to its stockholders. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents that may be filed with the SEC in connection with the Merger.

THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER CONTAINS IMPORTANT INFORMATION ABOUT UNITI, WINDSTREAM, NEW UNITI, THE MERGER AND RELATED MATTERS. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT/PROSPECTUS AND SUCH DOCUMENTS, BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE MERGER. The proxy statement/prospectus, any amendments or supplements thereto and all other documents filed with the SEC in connection with the Merger will be available free of charge on the SEC’s website (at www.sec.gov). Copies of documents filed with the SEC by Uniti will be made available free of charge on Uniti's investor relations website (at https://investor.uniti.com/financial-information/sec-filings).

PARTICIPANTS IN THE SOLICITATION

Uniti, Windstream and their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Uniti’s stockholders in connection with the Merger. Information about Uniti’s directors and executive officers is set forth in the sections titled “Proposal No. 1 Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management” included in Uniti’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 11, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1620280/000110465924046100/0001104659-24-046100-index.htm), the section titled “Directors, Executive Officers and Corporate Governance” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1620280/000162828024008054/unit-20231231.htm), and subsequent statements of beneficial ownership on file with the SEC and other filings made from time to time with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Uniti stockholders in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus and other relevant materials filed by New Uniti with the SEC. These documents can be obtained free of charge from the sources indicated above.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements, including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern expectations, strategy, plans, or intentions. However, the absence of these words or similar terms does not mean that a statement is not forward-looking. All forward-looking statements are based on information and estimates available to Uniti and Windstream at the time of this communication and are not guarantees of future performance.

Examples of forward-looking statements in this communication (made at the date of this communication unless otherwise indicated) include, among others, statements regarding the Merger and the future performance of Uniti, Windstream and New Uniti (the “Merged Group”), the perceived and potential synergies and other benefits of the Merger, and expectations around the financial impact of the Merger on the Merged Group’s financials. In addition, this communication contains statements concerning the intentions, beliefs and expectations, plans, strategies and objectives of the directors and management of Uniti and Windstream for Uniti and Windstream, respectively, and the Merged Group, the anticipated timing for and outcome and effects of the Merger (including expected benefits to shareholders of Uniti), expectations for the ongoing development and growth potential of the Merged Group and the future operation of Uniti, Windstream and the Merged Group.

These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement and may include statements regarding the expected timing and structure of the Merger; the ability of the parties to complete the Merger considering the various closing conditions; the expected benefits of the Merger, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of New Uniti following completion of the Merger; and anticipated growth strategies and anticipated trends in Uniti’s, Windstream’s and, following the expected completion of the Merger, New Uniti’s business.

In addition, other factors related to the Merger that contribute to the uncertain nature of the forward-looking statements and that could cause actual results and financial condition to differ materially from those expressed or implied include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the Merger, including, without limitation, the receipt of shareholder and regulatory approvals on the terms desired or anticipated; unanticipated difficulties or expenditures relating to the Merger, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the Merger within the expected time period (if at all); potential difficulties in Uniti’s and Windstream’s ability to retain employees as a result of the announcement and pendency of the Merger; risks relating to the value of New Uniti’s securities to be issued in the Merger; disruptions of Uniti’s and Windstream’s current plans, operations and relationships with customers caused by the announcement and pendency of the Merger; legal proceedings that may be instituted against Uniti or Windstream following announcement of the Merger; funding requirements; regulatory restrictions (including changes in regulatory restrictions or regulatory policy) and risks associated with general economic conditions.

Additional factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements are detailed in the filings with the SEC, including Uniti’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.

There can be no assurance that the Merger will be implemented or that plans of the respective directors and management of Uniti and Windstream for the Merged Group will proceed as currently expected or will ultimately be successful. Investors are strongly cautioned not to place undue reliance on forward-looking statements, including in respect of the financial or operating outlook for Uniti, Windstream or the Merged Group (including the realization of any expected synergies).

Except as required by applicable law, Uniti does not assume any obligation to, and expressly disclaims any duty to, provide any additional or updated information or to update any forward-looking statements, whether as a result of new information, future events or results, or otherwise. Nothing in this communication will, under any circumstances (including by reason of this communication remaining available and not being superseded or replaced by any other presentation or publication with respect to Uniti, Windstream or the Merged Group, or the subject matter of this communication), create an implication that there has been no change in the affairs of Uniti or Windstream since the date of this communication.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2024	December 31, 2023
Assets:
Property, plant and equipment, net	$4,092,799	$3,982,069
Cash and cash equivalents	118,763	62,264
Restricted cash and cash equivalents	12,728	-
Accounts receivable, net	56,654	46,358
Goodwill	157,380	157,380
Intangible assets, net	290,264	305,115
Straight-line revenue receivable	101,710	90,988
Operating lease right-of-use assets, net	128,837	125,105
Other assets	40,699	118,117
Deferred income tax assets, net	117,780	109,128
Assets held for sale	-	28,605
Derivative asset	1,616	-
Total Assets	$5,119,230	$5,025,129

Liabilities and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities	$87,105	$119,340
Settlement payable	118,232	163,583
Intangible liabilities, net	151,050	156,397
Accrued interest payable	142,227	133,683
Deferred revenue	1,242,165	1,273,661
Dividends payable	1,134	36,162
Operating lease liabilities	79,812	84,404
Finance lease obligations	18,110	18,110
Notes and other debt, net	5,771,809	5,523,579
Liabilities held for sale	-	331
Total Liabilities	7,611,644	7,509,250

Commitments and contingencies

Shareholders’ Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 237,353 shares at June 30, 2024 and 236,559 shares at December 31, 2023	24	24
Additional paid-in capital	1,228,527	1,221,824
Accumulated other comprehensive income	136	-
Distributions in excess of accumulated earnings	(3,722,066)	(3,708,240)
Total Uniti shareholders’ deficit	(2,493,379)	(2,486,392)
Noncontrolling interests – operating partnership units and non-voting convertible preferred stock	965	2,271
Total shareholders’ deficit	(2,492,414)	(2,484,121)
Total Liabilities and Shareholders’ Deficit	$5,119,230	$5,025,129

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Uniti Leasing	$218,286	$212,453	$435,907	$423,261
Uniti Fiber	76,661	71,245	145,458	150,259
Total revenues	294,947	283,698	581,365	573,520

Costs and expenses:
Interest expense, net	127,475	119,689	250,686	268,552
Depreciation and amortization	78,052	77,267	155,537	154,042
General and administrative expense	25,716	23,417	53,849	51,850
Operating expense (exclusive of depreciation and amortization)	37,036	37,418	72,234	72,486
Transaction related and other costs	10,977	5,576	16,664	8,364
Gain on sale of real estate	-	-	(18,999)	-
Other (income) expense, net	(19)	(291)	(301)	19,888
Total costs and expenses	279,237	263,076	529,670	575,182

Income (loss) before income taxes and equity in earnings from unconsolidated entities	15,710	20,622	51,695	(1,662)
Income tax benefit	(2,571)	(4,357)	(7,934)	(6,769)
Equity in earnings from unconsolidated entities	-	(659)	-	(1,320)
Net income	18,281	25,638	59,629	6,427
Net income attributable to noncontrolling interests	3	12	22	3
Net income attributable to shareholders	18,278	25,626	59,607	6,424
Participating securities’ share in earnings	(723)	(322)	(1,159)	(569)
Dividends declared on convertible preferred stock	(5)	(5)	(10)	(10)
Net income attributable to common shareholders	$17,550	$25,299	$58,438	$5,845

Net income attributable to common shareholders – Basic	$17,550	$25,299	$58,438	$5,845
Impact of if-converted securities	-	-	-	-
Net income attributable to common shareholders – Diluted	$17,550	$25,299	$58,438	$5,845

Weighted average number of common shares outstanding:
Basic	237,347	236,429	237,121	236,260
Diluted	237,347	236,429	237,121	236,260

Earnings per common share:
Basic	$0.07	$0.11	$0.25	$0.02
Diluted	$0.07	$0.11	$0.25	$0.02

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash flow from operating activities:
Net income	$59,629	$6,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155,537	154,042
Amortization of deferred financing costs and debt discount	10,950	9,454
Loss on debt extinguishment, net	-	31,187
Interest rate cap amortization	720	-
Deferred income taxes	(8,652)	(8,046)
Equity in earnings of unconsolidated entities	-	(1,320)
Distributions of cumulative earnings from unconsolidated entities	-	1,969
Cash paid for interest rate cap	(2,200)	-
Straight-line revenues and amortization of below-market lease intangibles	(17,038)	(19,216)
Stock-based compensation	6,745	6,260
Loss (gain) on asset disposals	294	(172)
Gain on sale of real estate	(18,999)	-
Accretion of settlement obligation	3,660	5,776
Other	(48)	-
Changes in assets and liabilities:
Accounts receivable	(10,296)	(391)
Other assets	7,264	967
Accounts payable, accrued expenses and other liabilities	(13,228)	12,894
Net cash provided by operating activities	174,338	199,831

Cash flows from investing activities:
Capital expenditures	(262,758)	(247,269)
Proceeds from sale of other equipment	435	1,169
Proceeds from sale of real estate	40,039	-
Proceeds from sale of unconsolidated entity	40,000	-
Net cash used in investing activities	(182,284)	(246,100)

Cash flows from financing activities:
Repayment of debt	(122,942)	(2,263,662)
Proceeds from issuance of notes	309,000	2,600,000
Dividends paid	(108,445)	(71,594)
Payments of settlement payable	(49,011)	(49,011)
Borrowings under revolving credit facility	125,000	245,000
Payments under revolving credit facility	(333,000)	(347,000)
Proceeds from ABS Loan Facility	275,000	-
Finance lease payments	(1,265)	(799)
Payments for financing costs	(15,778)	(26,955)
Payment of settlement of common stock warrant	-	(56)
Termination of bond hedge option	-	59
Costs related to the early repayment of debt	-	(44,303)
Distributions paid to noncontrolling interests	(37)	(32)
Payment for exchange of noncontrolling interest	(92)	-
Employee stock purchase program	326	314
Payments related to tax withholding for stock-based compensation	(1,583)	(1,350)
Net cash provided by financing activities	77,173	40,611
Net increase (decrease) in cash and cash equivalents	69,227	(5,658)
Cash, restricted cash and cash equivalents at beginning of period	62,264	43,803
Cash, restricted cash and cash equivalents at end of period	$131,491	$38,145

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$7,074	$14,708
Tenant capital improvements	94,049	78,473

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to common shareholders	$17,550	$25,299	$58,438	$5,845
Real estate depreciation and amortization	55,615	55,062	111,545	109,578
Gain on sale of real estate, assets, net of tax	-	-	(18,951)	-
Participating securities share in earnings	723	322	1,159	569
Participating securities share in FFO	(1,470)	(730)	(2,295)	(977)
Real estate depreciation and amortization from unconsolidated entities	-	435	-	870
Adjustments for noncontrolling interests	(9)	(25)	(25)	(50)
FFO attributable to common shareholders	72,409	80,363	149,871	115,835
Transaction related and other costs	10,977	5,576	16,664	8,364
Amortization of deferred financing costs and debt discount	5,915	4,491	10,950	9,454
Write off of deferred financing costs and debt discount	-	-	-	10,412
Costs related to the early repayment of debt	-	-	-	51,997
Stock based compensation	3,397	3,130	6,745	6,260
Non-real estate depreciation and amortization	22,437	22,205	43,992	44,464
Straight-line revenues and amortization of below-market lease intangibles	(8,216)	(9,789)	(17,038)	(19,216)
Maintenance capital expenditures	(1,909)	(1,916)	(3,998)	(3,744)
Other, net	(12,753)	(13,417)	(27,298)	(26,078)
Adjustments for equity in earnings from unconsolidated entities	-	320	-	640
Adjustments for noncontrolling interests	(3)	(5)	(8)	(37)
AFFO attributable to common shareholders	$92,254	$90,958	$179,880	$198,351

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$72,409	$80,363	$149,871	$115,835
Impact of if-converted dilutive securities	6,878	6,991	13,900	13,258
FFO Attributable to common shareholders – Diluted	$79,287	$87,354	$163,771	$129,093

AFFO Attributable to common shareholders – Basic	$92,254	$90,958	$179,880	$198,351
Impact of if-converted dilutive securities	6,807	6,976	13,783	14,085
AFFO Attributable to common shareholders – Diluted	$99,061	$97,934	$193,663	$212,436

Weighted average common shares used to calculate basic earnings per common share (1)	237,347	236,429	237,121	236,260
Impact of dilutive non-participating securities	-	-	-	-
Impact of if-converted dilutive securities	52,911	53,455	54,070	54,082
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	290,258	289,884	291,191	290,342

Per diluted common share:
EPS	$0.07	$0.11	$0.25	$0.02
FFO	$0.27	$0.30	$0.56	$0.44
AFFO	$0.34	$0.34	$0.67	$0.73

(1)	For periods in which FFO to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO per common share is equal to the weighted average common shares used to calculate basic earnings per share.

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024		2023	2024	2023
Net income	$18,281		$25,638	$59,629	$6,427
Depreciation and amortization	78,052		77,267	155,537	154,042
Interest expense, net	127,475		119,689	250,686	268,552
Income tax benefit	(2,571)		(4,357)	(7,934)	(6,769)
EBITDA	$221,237		$218,237	$457,918	$422,252
Stock-based compensation	3,397		3,130	6,745	6,260
Transaction related and other costs	10,977		5,576	16,664	8,364
Gain on sale of real estate	-		-	(18,999)	-
Other, net	1,048		469	2,959	20,982
Adjustments for equity in earnings from unconsolidated entities	-		755	-	1,510
Adjusted EBITDA	$236,659		$228,167	$465,287	$459,368

Adjusted EBITDA:
Uniti Leasing	$210,853		$206,552	$421,530	$411,518
Uniti Fiber	31,091		25,181	54,929	58,855
Corporate	(5,285)		(3,566)	(11,172)	(11,005)
	$236,659		$228,167	$465,287	$459,368

Annualized Adjusted EBITDA (1)	$918,630

As of June 30, 2024:
Total Debt (2)	$5,604,610
Unrestricted cash and cash equivalents	118,763
Net Debt	$5,485,847

Net Debt/Annualized Adjusted EBITDA	5.97	x

(1)	Calculated as Adjusted EBITDA for the most recently reported three-month period, excluding the Adjusted EBITDA of $7.0 million contributed from the ABS Loan Facility subsidiaries, multiplied by four. Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $18.1 million of finance leases, but excludes $89.7 million of unamortized discounts and deferred financing costs and excludes the principal balance from the $275.0 million ABS loan facility.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2024
Net income attributable to common shareholders – Basic	$ 98 to $ 118
Participating securities’ share in earnings	2
Net income (2)	100 to 120
Interest expense, net (3)	514
Depreciation and amortization	313
Income tax benefit	(11)
EBITDA (2)	916 to 936
Stock-based compensation	13
Gain on sale of real estate	(19)
Transaction related and other costs (4)	20
Adjusted EBITDA (2)	$ 930 to $ 950

(1)	These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.

(3)	See “Components of Projected Interest Expense” below.

(4)	Future transaction related costs not mentioned herein are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2024
Net income attributable to common shareholders – Basic	$ 0.41 to $ 0.50
Real estate depreciation and amortization	0.94
Gain on sale of real estate, net of tax	(0.08)
FFO attributable to common shareholders – Basic (2)	$ 1.27 to $ 1.35
Impact of if-converted securities	(0.14)
FFO attributable to common shareholders – Diluted (2)	$ 1.14 to $ 1.21

FFO attributable to common shareholders – Basic (2)	$ 1.27 to $ 1.35
Transaction related and other costs (3)	0.07
Amortization of deferred financing costs and debt discount	0.10
Accretion of settlement payable (4)	0.03
Stock-based compensation	0.06
Non-real estate depreciation and amortization	0.38
Straight-line revenues	(0.13)
Maintenance capital expenditures	(0.03)
Other, net	(0.26)
AFFO attributable to common shareholders – Basic (2)	$ 1.49 to $ 1.57
Impact of if-converted securities	(0.17)
AFFO attributable to common shareholders – Diluted (2)	$ 1.33 to $ 1.40

(1)	These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.

(3)	Future transaction related and other costs are not included in our current outlook.

(4)	Represents the accretion of the Windstream settlement payable to its stated value. At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.2% and reduced by the scheduled quarterly payments.

Uniti Group Inc.

Components of Projected Interest Expense (1)

(In millions)

Year Ended December 31, 2024
Interest expense on debt obligations	$484
Accretion of Windstream settlement payable	6
Amortization of deferred financing cost and debt discounts	24
Interest expense, net (2)	$514

(1)	These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Investor Relations & Treasury

 bill.ditullio@uniti.com